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                                                                     Exhibit 4.2

                           CONTEXT INTEGRATION, INC.

                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

          THIS THIRD AMENDED AND RESTATED RIGHTS AGREEMENT (this "Rights Agreement") is entered into as of February 17, 2000 by and among Context Integration, Inc., a Delaware corporation (the "Company"), the holders of Series A Preferred Stock of the Company listed on Schedule A attached hereto (the "Series A Purchasers"), the holders of Series B Preferred Stock of the Company listed on Schedule A attached hereto (the "Series B Purchasers"), the holders of Series C Preferred Stock of the Company listed on Schedule A attached hereto other than Teck Chye Lau and David L. Smith (the "Series C Purchasers" and together with the Series A Purchasers and the Series B Purchasers, the "Purchasers" and each a "Purchaser"), and the holders of Common Stock listed on Schedule A attached hereto (the "Common Holders"). The Purchasers and the Common Holders are collectively referred to as the "Investors".

                                   RECITALS:
                                   --------

          A. The Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Common Holders (together, the "Existing Rights Holders") possess certain rights pursuant to that Second Amended and Restated Rights Agreement dated as of December 22, 1999 (the "Prior Agreement");

          B. The Existing Rights Holders and the Company have determined that the Company's impending initial registered underwritten public offering of its securities to the general public has eliminated the necessity for a right of first refusal on shares of stock held by the Common Holders; and

          C. The Existing Rights Holders and the Company desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

                                  AGREEMENT:
                                  ---------

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Existing Rights Holders agree that the Prior Agreement shall be amended and restated in its entirety by this Rights Agreement and the parties hereto agree as follows:

  1.      Registration Rights.
          -------------------

          1.1  Definitions.  As used in this Rights Agreement, the following
               -----------
terms shall have the following respective meanings:
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          (a)  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

          (b) The term "Registrable Securities" means (i) any and all shares of Common Stock issued or issuable upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (ii) for purposes of Sections 1.3, 1.5, 1.6, 1.7, 1.8, 1.10, 1.12 and 1.13 of this Rights Agreement only, the shares of Common Stock held, now or hereafter, by the Common Holders (other than Common Stock issued or issuable upon conversion of the Company's Series C Preferred Stock) and (iii) any and all shares of Common Stock issued pursuant to any stock split, stock dividend, recapitalization or similar event on the Common Stock listed in (i) and (ii); provided, however, that any and all shares described in clauses (i)-(iii) above which have been resold to the public either pursuant to a registration statement or Rule 144 or resold in a private transaction in which the rights under this Section 1 are not assigned in accordance with Section 1.10 shall cease to be Registrable Securities upon such resale, and any shares as to which registration rights have terminated pursuant to Section 1.13 below shall cease to be Registrable Securities upon such termination.

          (c) The term "Holder" means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom registration rights have been transferred in compliance with Section 1.10 hereof.

          (d) The term "Initiating Holders" means any Holder or Holders holding thirty percent (30%) or more of the aggregate of the Registrable Securities then outstanding.

          (e)  The term "SEC" means the Securities and Exchange Commission.

          (f) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one (1) special counsel for all Holders which are selling Registrable Securities under such registration statement, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

     1.2  Demand Registration.
          -------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect a registration with respect to Registrable Securities, the Company will:

               (i) give, within five (5) days of receiving such written request from the Initiating Holders, written notice of the proposed registration to all other Holders; and

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          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect such registration pursuant to this subsection 1.2:

               (A) at any time prior to the earlier to occur of (i) March 14, 2002 or (ii) six (6) months following the effective date of the registration statement under the Securities Act for the Company's initial registered underwritten public offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the "IPO");

               (B) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

               (C) after the Company has effected three (3) such registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective;

               (D) if the aggregate gross proceeds of such registration equal less than Three Million Dollars ($3,000,000); or

               (E) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within thirty (30) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), and does so file within said thirty (30) day period and makes reasonable efforts to cause such registration to become effective.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Company's board of directors (the "Board of Directors") of the Company, it would be seriously detrimental to the

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Company and its stockholders for such registration statement to be filed on or before the date filing would be required, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after the furnishing of such a certificate of deferral; and provided further, however, that the Board of Directors shall not exercise such right to defer a filing more than once in any consecutive twelve (12) month period. If the Initiating Holders withdraw their request for registration once requested pursuant to this Section 1.2, then the Initiating Holders will forfeit their right to one (1) registration pursuant to Section 1.2(a)(ii)(C); provided, however, that if (i) notice of such withdrawal is given within 60 days after the exercise by the Company of its right to delay a filing pursuant to subsection
1.2 or (ii) if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not have to forfeit a demand right pursuant to subsection 1.2.

     (b)  Underwriting.  If the Initiating Holders intend to distribute the
          ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders subject to the consent of the Company, which consent shall not be unreasonably withheld. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

     (c)  Company Shares.  If the managing underwriter has not limited the
          --------------
number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if

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the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     1.3  Company Registration.
          --------------------

          (a)  Registration.  If at any time or from time to time, the Company
               ------------
shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i)  promptly give to each Holder written notice thereof and

               (ii) use its reasonable best efforts to include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's stockholders; provided, however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b)(ii) shall not be reduced to less than thirty percent (30%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion,

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as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.3(a)(i) above; provided, however, that in no instance shall Registrable Securities held by the Common Holders (other than Common Stock issued upon conversion of the Company's Series C Preferred Stock) be included in such registration and underwriting if such inclusion would reduce the number of shares of Registrable Securities held by other Holders able to be included in such registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     1.4  Form S-3.  In addition to the rights and obligations set forth in
          --------
subsection 1.2 above, if Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and commissions) would exceed Two Million Dollars ($2,000,000) and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3); provided, however, the Company shall not be required to effect a registration pursuant to this subsection 1.4:

          (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (b) if the Company, within ten (10) days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within thirty (30) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), and does so file within said thirty (30) day period and makes reasonable efforts to cause such registration to become effective;

          (c) during a period of one hundred twenty (120) days following the effective date of a registration statement;

          (d) if the Company has effected two (2) registration pursuant to this subsection 1.4 within a twelve (12) month period from the date of such request; or

          (e) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required, in which case the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after the furnishing of such a certificate of deferral; provided, however, that the Board of Directors shall not exercise such right to defer a filing more than once in any consecutive twelve (12)- month period.

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     In the event such Holders propose to offer the shares of Registrable
Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be reasonably acceptable to the Company, provided, however, that in the event such underwriter(s) is (are) not reasonably acceptable to the Company, the Company shall be required to furnish to the Holders, within twenty (20) days of the receipt of the request for registration from Holders pursuant to this subsection 1.4, the names of at least two (2) underwriters acceptable to the Company, who agree to act as underwriter for the proposed offering on terms no less favorable to the Holders than those terms proposed in writing by the underwriter(s) selected by the Holders. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.4 and shall provide a reasonable opportunity (but in no event less than 20 days) for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b) shall apply to all participants in such offering.

          1.5  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration pursuant to this Section 1 shall be borne by the Company except as follows:

               (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2 if the request for which has been subsequently withdrawn by the Initiating Holders (in which case, such expenses shall be borne by the Holders requesting such withdrawal), unless either (i) notice of such withdrawal is given within 60 days after the exercise by the Company of its right to delay a filing pursuant to subsection 1.2, (ii) if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change or (iii) the Holders forfeit a demand right as provided in subsection 1.2.

               (b) The Company shall not be required to pay fees or disbursements of legal counsel of a Holder other than a single law firm selected by a majority in interest of all Holders selling Registrable Securities in a registration pursuant to subsection 1.2, 1.3 or 1.4.

               (c) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

     1.6  Registration Procedures.  In the case of each registration
          -----------------------
effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for (i) up to one hundred eighty

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(180) days or, if a shorter period, until securities included in the registration statement are sold if such registration statement is on Form S-3 (or successor form thereto) and (ii) up to one hundred twenty (120) days or, if a shorter period, until securities included in the registration are sold if such registration statement is on a form other than Form S-3 (or successor form thereto);

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdictions;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public

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accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.7  Indemnification.
          ---------------

          (a) The Company will indemnify and defend each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which a registration has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act"), or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and in each case relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, as incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, however, that the Company will not be liable in any such case to the extent that any such claim, loss, expense, damage or liability arises out of or is based on any untrue statement or omission based upon and made in conformity with written information furnished to the Company by such Holder (or its representative) or underwriter specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and defend the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

          (c) Each party entitled to indemnification under this subsection 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to a conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this subsection 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, action, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, action, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, action or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to written information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the total amount for which any Holder shall be liable under this subsection 1.7(d) shall in no event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

     1.8  Information by Holder.  Any Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     1.9  Rule 144 Reporting.  With a view to making available to Holders
          ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 of the Securities Act, after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

     1.10 Transfer of Registration Rights.  Holders' rights to cause the
          -------------------------------
Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3, 1.4 and 1.9, may be assigned to a transferee or assignee of at least three hundred fifty thousand (350,000) shares (as adjusted for stock splits, stock dividends, recapitalization and like events occurring after the date hereof) of a Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and if immediately following such transfer the transferee is bound by the terms and conditions of sections 1, 3 and 7 of this Agreement. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee of fewer than three hundred fifty thousand (350,000) shares (as adjusted for stock splits, stock dividends, recapitalizations and like events occurring after the date hereof) of a Holder's Registrable Securities if such transferee is an affiliate (as defined in the

Securities Act) of such Holder and if immediately following such transfer the transferee is bound by the terms and conditions of this Agreement.

     1.11  Limitations on Subsequent Registration Rights.  From and after
           ---------------------------------------------
the date hereof, the Company shall not, without the prior written consent of the Holders (which consent will not be unreasonably withheld) of not less than a majority of the Registrable Securities then outstanding enter into any agreement, with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand any registration or include such securities in any registration filed under subsections 1.2, 1.3 or 1.4 hereof if such inclusion would adversely affect the rights of any Holder (or any qualifying transferee under subsection 1.10) under such subsections, including reducing the number of shares of Registrable Securities of a Holder able to be included in any registration.

     1.12  "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
            ---------------------------
during the period of duration (not to exceed one hundred eighty (180) days) specified by the lead underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company (pursuant to a request from such underwriter), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

           (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

           (b) such agreement shall not be required unless all officers and directors of the Company and all holders of two percent or more of the Company's outstanding capital stock (on a common-equivalent basis) enter into similar agreements;

           (c) such agreement shall permit transfers of the Company's capital stock to affiliates of the Holder during the market stand-off period; provided, however, that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee agrees to be bound by the provisions of this subsection 1.12; and

           (d) such agreement shall not cover securities of the Company acquired in the public markets.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

     Each Holder agrees not to transfer or sell any securities of the Company unless the transferee agrees to be bound by this Market Stand-Off Agreement.

     1.13 Termination of Registration Rights.  The obligations of the Company
          ----------------------------------
pursuant to this Section 1 ("Registration Rights") shall terminate with respect to any Holder on the earlier of (i) the date seven (7) years after the closing of the IPO, or (ii) the date on which the Holder owns less than 1% of the Company's outstanding stock and can sell all of his/her remaining Registrable Securities under Rule 144 during any three (3)-month period.

  2. Right of First Offer.
     --------------------

     2.1 If, at any time prior to the termination of this right of first offer pursuant to subsection 2.6, the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Purchaser, Michael E. Dunn ("Dunn"), and each of Regan B. Coleman, Teck Chye Lau, David L. Smith and Bruce Strong (each a "Founder," and collectively, the "Founders") the right to purchase such Purchaser's, Dunn's or such Founder's, as applicable, pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Purchaser's, Dunn's and Founder's, as applicable, pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock then held by such Purchaser, Dunn or Founder, as applicable. For purposes of this subsection 2.1, the outstanding Common Stock shall include (a) outstanding shares of Common Stock, and (b) shares of Common Stock issued or issuable upon exercise and/or conversion of any then outstanding options (which are fully vested), warrants, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     2.2 Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Purchaser, Dunn and each Founder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within ten (10) business days after receipt of such notice, each Purchaser, Dunn and each Founder shall notify the Company in writing whether such Purchaser, Dunn or such Founder desires to exercise the option to purchase such Purchaser's, Dunn's or such Founder's, as applicable, pro rata share (or any part thereof) of the Equity Securities so offered. If a Purchaser, Dunn or a Founder, as applicable, elects to purchase such Purchaser's, Dunn's or such Founder's, as applicable, pro rata share, then such Purchaser, Dunn or Founder shall have a right of over-allotment such that if any other Purchaser, Dunn or Founder fails to purchase such Purchaser's, Dunn's or Founder's, as applicable, pro rata share of the Equity Securities, such Purchaser(s), Dunn and such Founder(s) who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the Equity Securities which such other Purchasers, Dunn's and Founder(s), as applicable, elected not to purchase.

     2.3 After termination of the ten (10) business day period specified in subsection 2.2 above, the Company may, during a period of ninety (90) days following the end of such ten (10) day period, sell and issue such Equity Securities as to which (a) the Purchasers, Dunn or Founders have no right under this Section 2 to purchase or (b) the Purchasers, Dunn and Founders do not indicate a desire to purchase, to another person upon the same terms and conditions as those set forth in the notice to the Purchasers, Dunn and the Founders. In the event the Company has not sold the Equity Securities, or has not entered into an agreement to sell the Equity Securities, within said ninety (90)-day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Purchasers, Dunn and the Founders in the manner provided above.

     2.4 If a Purchaser, Dunn or a Founder gives the Company written notice that such Purchaser, Dunn or such Founder desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within ten (10) business days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall use its reasonable best efforts to take all such actions as may be required by any regulatory authority in connection with the exercise by a Purchaser, Dunn or Founder of the right to purchase Equity Securities as set forth in this Section 2.

     2.5 The right of first offer contained in this Section 2 shall not apply to the issuance by the Company of the following Equity Securities: (a) Common Stock reserved for issuance to employees, consultants, directors or officers of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, (b) as part of an acquisition by the Company of all or substantially all of the assets or shares of another company or entity or an identifiable business division or segment of another company or entity in each case approved by the Board of Directors, (c) any transaction or series of related transactions (including, without limitation any reorganization, merger or consolidation) which will result in the holders of the outstanding voting equity securities of the Company immediately prior to such transaction holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction, (d) pursuant to equipment financing or leasing arrangements or in connection with strategic partnering transactions in each case approved by the Board of Directors, (e) issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock of the Company, (f) issued in connection with any stock split, stock dividend, recapitalization or similar event, or (g) issued in connection with an underwritten public offering of shares of the Company's capital stock.

     2.6 The right of first offer contained in this Section 2 shall terminate upon the earlier to occur of (a) March 14, 2007, (b) the closing of the IPO or
(c) the closing of (i) a merger or consolidation of the Company with or into any other corporation in which the Company's stockholders shall own less than fifty percent (50%) of the voting securities of the surviving corporation or (ii) a sale, transfer, or disposition of all or substantially all of the assets of the Company.

     2.7 The term "Equity Securities" shall mean (a) Common Stock or Preferred Stock, rights, options or warrants to purchase Common Stock or Preferred Stock,
(b) any security other than Common Stock or Preferred Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends, (c) any security convertible into or exchangeable for any of the foregoing except that Equity Securities shall not include the Series A

Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and (d) any agreement or commitment to issue any of the foregoing.

     2.8 A Purchaser's right to purchase any Equity Securities pursuant to this Section 2 may be assigned by a Purchaser to an affiliate (as defined in the Securities Act) of a Purchaser.

  3. Company's Right of First Refusal.
     --------------------------------

     3.1  Grant.  The Company is hereby granted the right of first refusal (the
          -----
"Right of First Refusal"), exercisable in connection with any proposed sale or other transfer of the Company's capital stock now or hereafter owned by any Purchaser or Common Holder (the "ROFR Shares"). For purposes of this Section 3, the term "transfer" shall include any assignment, pledge (other than a pledge to the Company), encumbrance or other disposition for value of the ROFR Shares intended to be made by the holder of such ROFR Shares (the "Owner"); provided, however, that the term "transfer" shall not include or apply to any disposition of ROFR Shares to (a) any of the issue of the Owner or to any trustee or trustees for the benefit of any issue of the Owner, or (b) the heirs or estate of the Owner upon the death of the Owner or (c) any affiliate (as defined in the Securities Act) of the Owner; and provided further, however, that in the case of clauses (a), (b) and (c) above, the transferees shall furnish the Company with a written agreement to be bound by or comply with all provisions of this Section
3. Notwithstanding the foregoing, the term "transfer" shall not include or apply to any disposition of ROFR Shares by or from an Owner to his former spouse pursuant to a divorce decree under applicable state law; provided, however, that such ROFR shares shall continue to be subject to the terms of this Rights Agreement as if such shares were held by the Owner. In addition, such former spouse shall furnish the Company with a written agreement to be bound by or comply with all provisions of this Section 3.

     3.2  Notice of Intended Disposition.  In the event the Owner desires to
          ------------------------------
accept a bona fide third-party offer for any or all of the ROFR Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section 3 the "Target Shares"), the Owner shall promptly deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price.

     3.3  Exercise of Right.  The Company (or its assignees) shall, for a period
          -----------------
of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice (a) at a per share cash purchase price equal to Book Value (as defined below) and upon substantially the same other terms and conditions specified therein, in the case of a Disposition Notice given prior to (and not relating to) the closing of the IPO by a Common Holder other than Dunn and (b) upon substantially the same terms and conditions specified therein, in the case of a Disposition Notice given by a Purchaser or Dunn or, after (or relating to) the closing of the IPO, by a Common Holder other than Dunn. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Owner prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignee) shall effect the repurchase of the Target Shares, including payment of the purchase price therefor, not more than five (5) business days after delivery of the Exercise Notice. At such time the Owner shall deliver to the Company the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's capital stock.

     In the case of a Disposition Notice given by a Purchaser or Dunn, should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees), or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Company. The closing shall then be held on the latter of (i) the date five (5) business days following delivery of the Exercise Notice or (ii) the date fifteen
(15) business days after such cash valuation shall have been made.

          3.4  Non-Exercise of Right.  In the event the Exercise Notice is not
               ---------------------
given to the Owner within thirty (30) days following the date of the Company's receipt of the Disposition Notice, the Owner shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Right of First Refusal. In the event the Owner does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the holder of such Target Shares until such right terminates in accordance with Section 3.7

          3.5  Partial Exercise of Right.  In the event the Company (or its
               -------------------------
assignees) makes a timely exercise of the Right of First Refusal with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the Owner shall have the option, exercisable by written notice to the Company delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one or both of the following alternatives:

               (a) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of section 3.4, as if the Company did not exercise the Right of First Refusal hereunder; or

               (b) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 3.3, and sale or other disposition of the remaining Target Shares to a third party purchaser in compliance with Section 3.4, as if the Company did not exercise the Right of First Refusal as to such remaining shares.

     Failure of the Owner to deliver timely notification to the Company under this Section 3.5 shall be deemed to be an election by the Owner to sell the Target Shares pursuant to alternative (a) above.

          3.6  Recapitalization.  In the event of any stock dividend, stock
               ----------------
split, recapitalization or other transaction affecting the Company's outstanding capital stock effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the ROFR Shares shall be immediately subject to the Right of First Refusal hereunder, but only to the extent the ROFR Shares are at a time covered by such right.

          3.7  Termination.  The Right of First Refusal under this Section 3
               -----------
shall terminate and cease to have effect upon the earliest to occur of (a) the first date on which shares of Common Stock are held of record by more than five hundred (500) persons, (b) the closing of the IPO, or (c) the date of closing of
(i) a merger or consolidation of the Company with any other corporation or other business entity in which the Company's stockholders shall own less than fifty percent (50%) of the voting securities of the surviving corporation or business entity or (ii) a sale, transfer, or disposition of all or substantially all of the assets of the Company or outstanding capital stock of the Company.

          3.8  Legend.  All certificates representing ROFR Shares subject to the
               ------
Right of First Refusal shall be endorsed with the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN-INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

          3.9  Co-Sale Rights Subordinate to Right of First Refusal.  The
               ----------------------------------------------------
Company's Right of First Refusal and all of the rights attendant thereto (regardless of whether exercised by the Company or, as provided in Subsection 3.3, its assignees) set forth in this Section 3 are senior to any rights of co-sale granted by the Company or any of the Company's stockholders. Any and all such rights of co-sale are subordinate to the Company's Right of First Refusal and all rights attendant thereto (regardless of whether exercised by the Company or, as provided in Subsection 3.3, its assignees) set forth in this Section 3 and shall pertain only to shares as to which the Company's Right of First Refusal is not exercised.

          3.10 Book Value.  For purposes of this Section 3, "Book Value" shall
               ----------
be determined according to this Section 3.10. The accounting firm regularly retained by the Company shall determine the book value per share of Common Stock, which shall be calculated by dividing (x) the book value of the Company (total assets at book value less total liabilities), but not treating as assets any intangible assets (including, without limitation, contract rights with clients, future income and goodwill), or any accounts receivable remaining unpaid after 150 days after the date of invoice, by (y) the fully-diluted total number of shares of Common Stock.

     For purposes of the foregoing calculation:

        (a) An asset value equal to the greater of (i) the original purchase price paid for shares of preferred stock or (ii) the amount that would be payable in respect of such shares upon the dissolution and liquidation of the Company, shall be allocated to such shares as their preference value and deducting in arriving at the Company's total assets.

        (b) The Company's total assets and total liabilities shall be determined by reference to the most recent balance sheet of the Company that has been audited or reviewed by the accounting firm regularly retained by the Company. The foregoing shall apply even if a fiscal year has transpired since the date of such balance sheet, so long as such firm is proceeding in the normal course in the preparation of its auditor's or reviewer's report in respect of the Company's financial statements for such fiscal year and so long as not more than ninety (90) days have so transpired.

        (c) A fully-diluted basis assumes (i) the exercise of all stock options and warrants and other contingent obligations to issue shares of Common Stock (other than the conversion of shares of preferred stock), whether or not such options, warrants or other obligations are presently vested or exercisable, and
(ii) the Company's receipt of the related exercise prices and other applicable consideration.

     4.   Information Rights.
          ------------------

          4.1  Annual Financial Information.  As soon as practicable after the
               ----------------------------
end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will furnish to each Purchaser, so long as such Purchaser still holds shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock), audited financial statements, including consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year. Not later than thirty (30) days prior to the beginning of each fiscal year of the Company, the Company will deliver to each Purchaser the Company's business plan and projected operating budget for the next fiscal year.

          4.2  Quarterly Financial Information.  As soon as available and in any
               -------------------------------
event within forty-five (45) days after each quarterly accounting period (other than the fourth such quarterly period in a fiscal year; provided, however, that the annual information provided by the Company to the Purchasers pursuant to
Section 4.1 includes such financial information for the fourth quarter), the

Company will furnish to each Purchaser, so long as such Purchaser still holds shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock), quarterly financial statements of the Company, including a balance sheet, profit and loss statement, cash flow analysis and a comparison to budget.

          4.3  Confidentiality of Information.  Each Purchaser agrees that any
               ------------------------------
information obtained by it pursuant to subsections 4.1 and 4.2 will not be disclosed to any person or entity without the prior written consent of the Company; provided however, that such consent shall not be unreasonably withheld and that notwithstanding the foregoing, each Purchaser may disclose such information without the prior written consent of the Company to its partners, legal counsel, professional accountants, advisors or employees in order to evaluate this investment and as may be necessary to continue to evaluate the Company. Each Purchaser agrees that any recipient of information obtained by the Purchaser pursuant to subsections 4.1 and 4.2 shall agree to be bound by the provisions of this subsection 4.3 respect to such information. Each Purchaser's obligations under this subsection 4.3 shall not apply to any information which:

               (a) was in the public domain at the time it was communicated to the Purchaser by the Company;

               (b) entered the public domain subsequent to the time it was communicated to the Purchaser through no fault of the Purchaser;

               (c) was in the Purchaser's possession free of any obligation of confidence at the time it was communicated to the Purchaser by the Company;

               (d) was rightfully communicated to the Purchaser by a third party free of any obligation of confidence subsequent to the time it was communicated to the Purchaser by the Company;

               (e) was disclosed by the Purchaser in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Rights Agreement; or

               (f) was independently developed by the Purchaser without using the confidential information of the Company.

          4.4  Transfer of Information Rights.  The Purchasers' rights to
               ------------------------------
receive financial information pursuant to this Section 4 are not assignable except to a transferee of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock made in compliance with this Rights Agreement and the Second Amended and Restated Co-Sale Agreement. The Company may prohibit the transfer of any Holders' rights under this subsection 4.4 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

          4.5  Termination of Covenants.  The covenants set forth in subsections
               ------------------------
4.1, 4.2 and 4.3 shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of the IPO or (b) upon any merger or consolidation of the Company with any other corporation in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation.

     5.   Attendance at Board Meetings.  Kenneth A. Fox (or a representative
          ----------------------------
appointed by Mr. Fox), David Whitmore (or a representative chosen by GE Capital Equity Investments, Inc.) and each Founder who is not then a director of the Company shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity and to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors. The covenants set forth in this Section 5 shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of the IPO or (b) upon any merger or consolidation of the Company with any other corporation in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation.

     6.   Expenses Incurred in Connection with Attending Board Meetings.  The
          -------------------------------------------------------------
Company agrees to reimburse all reasonable costs and expenses incurred by the directors representing the Purchasers in attending all meetings of the Board of Directors or any committee thereof in accordance with Company policy. The covenants set forth in this Section 6 shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of the IPO or (b) upon any merger or consolidation of the Company with any other corporation in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation.

     7.   General.
          -------

          7.1  Waivers and Amendments.  With the written consent of the holders
               ----------------------
of at least a majority of the Registrable Securities (other than Registrable Securities of the Common Holders), the obligations of the Company and the rights of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Rights Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid majority of Registrable Securities consent requirement without the consent of all of the Holders of the Registrable Securities; and provided further, however, that no such modification, amendment or waiver shall adversely affect the rights of holders of any series of Preferred Stock in a manner different from holders of all other series of Preferred Stock without the prior written consent of the holders of a majority of the series of Preferred Stock so affected, and that no such modification, amendment or waiver shall affect the rights of the Common Holders under this Rights Agreement without the prior written consent of a majority of the Common Holders. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Rights Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 7.1.

          7.2  Governing Law.  This Rights Agreement shall be governed in all
               -------------
respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

          7.3  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.4  Entire Agreement.  This Rights Agreement and the Second Amended
               ----------------
and Restated Co-Sale Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and this Rights Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof except for the right of first refusal set forth in the Amended and Restated Stockholder Agreement dated March 13, 1997 among the Company and its stockholders identified therein; provided, however, that (a) the provisions of the Right of First Refusal set forth in this Rights Agreement are superior to and have priority over the provisions of the right of first refusal provisions set forth in the Stockholder Agreement and (b) the right of first refusal provisions set forth in the Stockholder Agreement are expressly subordinate to the provisions of the Right of First Refusal set forth in this Rights Agreement.

          7.5  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be effective on (i) the date of delivery by facsimile (with confirmation of receipt by phone) or personally or (ii) the business day after deposit with an overnight courier service or
(iii) five (5) business days after deposit in the United States first class mail by certified or registered mail. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, with a copy to Weil, Gotshal & Manges LLP, 2882 Sand Hill Road, Menlo Park, California 94025, Attention: Richard Millard, Esq., Facsimile:
(650) 854-3713 or (b) if to the Company, Context Integration, Inc., One Van de Graaff, Suite 104, Burlington, Massachusetts 01803, Facsimile: (781) 229-0808, or at such other address as the Company shall have furnished to the Purchaser in writing with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304-1050, attention: Elizabeth R. Flint, Esq., facsimile: (650) 493-6811.

          7.6  Severability.  In case any provision of this Rights Agreement
               ------------
shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Rights Agreement shall not in any way be affected or impaired thereby.

          7.7  Titles and Subtitles.  The titles of the sections and subsections
               --------------------
of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

          7.8  Counterparts.  This Rights Agreement may be executed in any
               ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereby have executed this Rights Agreement on the date first above written.


                                        "COMPANY"

                                        CONTEXT INTEGRATION, INC.,

                                        a Delaware corporation

                                        By: /s/ Stephen Sharp
                                        _____________________________________
                                           Name: Stephen Sharp
                                           Title: CEO

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000

                                           "PURCHASER"

                                          GE Capital Equity Investments, Inc., a
                                           Delaware corporation


                                          By: /s/ David Whitmore
                                          ___________________________________

                                          Name: David Whitmore
                                          _________________________________

                                          Title: Senior Vice President
                                          ________________________________

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000

                              "PURCHASER"

                              Atlas Venture Fund III, L.P.

                              By:  Atlas Venture Associates III, LLC,
                                       its general partner

                              By: /s/ Ronald Nordin
                                  ______________________________________
                                    Member Manager

                              Name:

                              "PURCHASER"

                              Atlas Venture Entrepreneurs' Fund III, L.P.

                              By:  Atlas Venture Associates III, LLC,
                                       its general partner

                              By: /s/ Ronald Nordin
                                  ______________________________________
                                    Member Manager

                              Name:

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000


                              "PURCHASER"

                              RBC Ventures II, Ltd.

                              By:  RBC Management LLC, its general partner

                              By:______________________________________

                              Name:

                              Title:

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000


                              "PURCHASER"

                              Internet Capital Group, Inc.

                              By: /s/ Christopher Greendale
                                  ______________________________________

                              Name: Christopher Greendale

                              Title: Managing Director

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000

                              "PURCHASER"

                              Sigma Partners III, L.P.

                              By: /s/ Wade Woodson
                                 --------------------------------------
                                    General Partner

                              Name:

                              "PURCHASER"

                              Sigma Associates III, L.P.

                              By: /s/ Wade Woodson
                                 --------------------------------------
                                     General Partner

                              Name:

                              "PURCHASER"

                              Sigma Investors III, L.P.

                              By: /s/ Wade Woodson
                                 --------------------------------------
                                     General Partner

                              Name:

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000


                                        "PURCHASER"

                                        Donald McKinney and Rebecca McDaniel
                                        McKinney TTEES UAD (6/2/86)

                                        By:____________________________________
                                           Donald McKinney, Trustee

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000



                              "PURCHASER"


                               /s/ Peter Solvik
                              ------------------------------------------
                              Peter Solvik

                    PURCHASER'S COUNTERPART SIGNATURE PAGE
                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February 17, 2000


                              "PURCHASER"


                              ______________________________________
                              John R. Mandile


                              "PURCHASER"


                               /s/ David Weber
                              ______________________________________
                              David Weber


                              "PURCHASER"

                               /s/ Steven Sharp
                              ______________________________________
                              Steven Sharp


                              "COMMON HOLDER"

                               Bruce Strong
                              ______________________________________
                              (Printed Name)

                               /s/ Bruce Strong
                              ______________________________________
                              (Signed Name)


                              "COMMON HOLDER"

                               Teck Chye Lau
                              ______________________________________
                              (Printed Name)

                               /s/ Teck Chye Lau
                              ______________________________________
                              (Signed Name)


                              "COMMON HOLDER"

                               David L. Smith
                              ______________________________________
                              (Printed Name)

                               /s/ David L. Smith
                              ______________________________________
                              (Signed Name)

                                  Schedule A
     Common Stockholders
     -------------------

     David Smith
     T.C. Lau
     Bruce Strong
     Regan Coleman
     Michael Dunn

     Series A Preferred Stockholders
     -------------------------------

     Internet Capital Group, Inc.
     Sigma Partners III, L.P.
     Sigma Associates III, L.P.
     Sigma Investors III, L.P.
     Donald & Rebecca McKinney
     Peter Solvik
     John R. Mandile

     Series B Preferred Stockholders
     -------------------------------

     Atlas Venture Fund III, L.P.
     Atlas Venture Entrepreneurs' Fund III, L.P.
     RBC Ventures
     Internet Capital Group, Inc.
     Sigma Partners III, L.P.
     Sigma Associates III, L.P.
     Sigma Investors III, L.P.
     Donald & Rebecca McKinney
     Peter Solvik
     John R. Mandile

     Series C Preferred Stockholders
     -------------------------------

     GE Capital Equity Investments, Inc.
     Atlas Venture Fund III, L.P.
     Atlas Venture Entrepreneurs' Fund III, L.P.
     RBC Ventures II, Ltd.
     Internet Capital Group, Inc.
     Sigma Partners III, L.P.
     Sigma Associates III, L.P.
     Sigma Investors III, L.P.
     Donald & Rebecca McKinney
     Peter Solvik

     John R. Mandile
     David Weber
     Stephen Sharp

                           CONTEXT INTEGRATION, INC.

           AMENDMENT TO THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amendment to the Third Amended and Restated Rights Agreement (the "Amendment") is entered into as of March 2, 2000 by and among Context Integration, Inc., a Delaware corporation (the "Company"), the holders of Series A Preferred Stock of the Company listed on Schedule A attached hereto (the "Series A Purchasers"), the holders of Series B Preferred Stock of the Company listed on Schedule A attached hereto (the "Series B Purchasers"), the holders of Series C Preferred Stock of the Company listed on Schedule A attached hereto other than Teck Chye Lau and David L. Smith (the "Series C Purchasers" and together with the Series A Purchasers and the Series B Purchasers, the "Purchasers" and each a "Purchaser"), and the holders of Common Stock listed on Schedule A attached hereto (the "Common Holders"). The Purchasers and the Common Holders are collectively referred to as the "Investors".

                                   RECITALS:
                                   --------

     A. The Holders of Registrable Securities (as defined in the Third Amended and Restated Rights Agreement) possess certain registration rights pursuant to the Third Amended and Restated Rights Agreement dated as of February 17, 2000 (the "Rights Agreement").

     B. Under Section 7.1 of the Rights Agreement, the Company and the Holders of a majority of the Registrable Securities and a majority of the Common Holders may amend the Rights Agreement.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     8. Section 1.3(a) of the Rights Agreement is hereby amended and restated to read in full as follows:

          1.3  Company Registration.
               --------------------

               (a) Registration.  If at any time or from time to time, the
                   ------------
Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i)  promptly give to each Holder written notice thereof and

               (ii) use its reasonable best efforts to include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below; provided, however, that the Company shall not be required to notify Holders of Registrable Securities and such Holders shall not be entitled to include Registrable Securities in a registration statement relating to the Company's first registered offering of the sale of the Company's securities to the general public, the closing of which occurs on or prior to August 31, 2000.

     9. All other provisions of the Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereby have executed this Amendment to the Rights Agreement on the date first above written.

                                                  "COMPANY"

                                                  CONTEXT INTEGRATION, INC.,
                                                  a Delaware corporation

                                                  By: David Weber
                                                     --------------------------
                                                     Name: David Weber
                                                     Title: Chief Financial
                                                             Officer

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.

                         AMENDMENT TO RIGHTS AGREEMENT

                              February ___, 2000

                                            "PURCHASER"

                                            GE Capital Equity Investments, Inc.,
                                             a Delaware corporation


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                              February ___, 2000

                                   "PURCHASER"

                                   Atlas Venture Fund III, L.P.

                                   By:  Atlas Venture Associates III, LLC,
                                           its general partner

                                   By: /s/ Ronald Nordin
                                      -------------------------------------
                                      Member Manager

                                   Name:


                                   "PURCHASER"

                                   Atlas Venture Entrepreneurs' Fund III, L.P.

                                   By:  Atlas Venture Associates III, LLC,
                                           its general partner

                                   By: /s/ Ronald Nordin
                                      -------------------------------------
                                      Member Manager

                                   Name:

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                               February 28, 2000


                                   "PURCHASER"

                                   RBC Ventures II, Ltd.

                                   By: RBC Management LLC, its general partner

                                   By:    /s/ Regan Coleman
                                          -------------------------------------
                                   Name:  Regan Coleman
                                   Title: Sole Member

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                              February ___, 2000


                                             "PURCHASER"

                                             Internet Capital Group, Inc.

                                             By:    /s/ C.H. Arendale
                                                    ----------------------------
                                             Name:  C.H. Arendale
                                             Title: Managing Director

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                              February ___, 2000

                                                  "PURCHASER"

                                                  Sigma Partners III, L.P.

                                                  By: /s/ Robert Davoli
                                                      -------------------------
                                                      General Partner

                                                  Name: Robert Davoli

                                                  "PURCHASER"

                                                  Sigma Associates III, L.P.

                                                  By: /s/ Robert Davoli
                                                      -------------------------
                                                      General Partner

                                                  Name: Robert Davoli

                                                  "PURCHASER"

                                                  Sigma Investors III, L.P.

                                                  By: /s/ Robert Davoli
                                                      -------------------------
                                                      General Partner

                                                  Name: Robert Davoli

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                              February ___, 2000


                                       "PURCHASER"

                                        Donald McKinney and Rebecca McDaniel
                                        McKinney TTEES UAD (6/2/86)

                                        By:_____________________________________
                                           Donald McKinney, Trustee

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February __, 2000



                                        "PURCHASER"


                                        /s/ Peter Solvik
                                        ----------------------------------
                                        Peter Solvik




                    PURCHASER'S COUNTERPART SIGNATURE PAGE
                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February __, 2000



                                        "PURCHASER"


                                        /s/ John R. Mandile
                                        ----------------------------------
                                        John R. Mandile




                    PURCHASER'S COUNTERPART SIGNATURE PAGE
                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February __, 2000



                                        "PURCHASER"


                                        /s/ David Weber
                                        ----------------------------------
                                        David Weber




                    PURCHASER'S COUNTERPART SIGNATURE PAGE
                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February __, 2000



                                        "PURCHASER"


                                        /s/ Steven Sharp
                                        ----------------------------------
                                        Steven Sharp

                    PURCHASER'S COUNTERPART SIGNATURE PAGE

                           CONTEXT INTEGRATION, INC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               February __, 2000


                                        "COMMON HOLDER"


                                        David Smith
                                        ----------------------------------
                                        (Printed Name)

                                        /s/ David Smith
                                        ----------------------------------
                                        (Signed Name)

                                        T.C. Lau
                                        ----------------------------------
                                        (Printed Name)

                                        /s/ T.C. Lau
                                        ----------------------------------
                                        (Signed Name)

                                        Bruce Strong
                                        ----------------------------------
                                        (Printed Name)

                                        /s/ Bruce Strong
                                        ----------------------------------
                                        (Signed Name)

                                        Regan Coleman
                                        ----------------------------------
                                        (Printed Name)

                                        /s/ Regan Coleman
                                        ----------------------------------
                                        (Signed Name)

                                  Schedule A

  Common Stockholders
  -------------------

  David Smith
  T.C. Lau
  Bruce Strong
  Regan Coleman
  Michael Dunn

  Series A Preferred Stockholders
  -------------------------------

  Internet Capital Group, Inc.
  Sigma Partners III, L.P.
  Sigma Associates III, L.P.
  Sigma Investors III, L.P.
  Donald & Rebecca McKinney
  Peter Solvik
  John R. Mandile

  Series B Preferred Stockholders
  -------------------------------

  Atlas Venture Fund III, L.P.
  Atlas Venture Entrepreneurs' Fund III, L.P.
  RBC Ventures
  Internet Capital Group, Inc.
  Sigma Partners III, L.P.
  Sigma Associates III, L.P.
  Sigma Investors III, L.P.
  Donald & Rebecca McKinney
  Peter Solvik
  John R. Mandile

  Series C Preferred Stockholders
  -------------------------------

  GE Capital Equity Investments, Inc.
  Atlas Venture Fund III, L.P.
  Atlas Venture Entrepreneurs' Fund III, L.P.
  RBC Ventures II, Ltd.
  Internet Capital Group, Inc.
  Sigma Partners III, L.P.
  Sigma Associates III, L.P.
  Sigma Investors III, L.P.
  Donald & Rebecca McKinney
  Peter Solvik